UNITED-STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________________________

FORM 8-K

_______________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 18, 2016

UNITED-GUARDIAN, INC.

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 18, 2016. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors.  The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Rubinger	2,351,267	352,532	1,564,868
Kenneth H. Globus	2,370,102	333,697	1,564,868
Lawrence F. Maietta	2,350,803	352,996	1,564,868
Arthur Dresner	2,670,577	33,222	1,564,868
Andrew A. Boccone	2,668,511	35,288	1,564,868
S. Ari Papoulias	2,667,782	36,017	1,564,868

Ratification of the Appointment of Raich Ende Malter & Co. LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2016:  The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,241,551	18,242	8,874	N/A

Approval, on an advisory basis, of the compensation of the Company’s name executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,649,747	44,047	10,005	1,564,868

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:	/s/ Kenneth H. Globus
Name:	Kenneth H. Globus
Title:	President

June 6, 2016